Exhibit 10.3

Ribbon Communications Inc.

Restricted Stock Unit Award Agreement (Share Price-Based Vesting – Inducement Grant)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made effective as of October 15, 2024 (the “Grant Date”), between Ribbon Communications Inc., a Delaware corporation (the “Company”), and John Townsend (the “Participant”).

RECITALS

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to, as an inducement material to the decision by the Participant to accept employment with the Company, grant to the Participant the Restricted Stock Units (as defined below) described herein pursuant to the terms set forth below; and

WHEREAS, the award of the Restricted Stock Units pursuant to this Agreement (this “Award”) is being made and granted as a stand-alone award and not granted under the Ribbon Amended and Restated 2019 Incentive Award Plan, as amended (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.              Award of Restricted Stock Units.

(a)            Subject to the terms and conditions of the Plan and this Agreement and in consideration of employment services rendered and to be rendered by the Participant to the Company, the Company hereby grants to the Participant 314,583 restricted stock units (the “Restricted Stock Units” or “PSUs”). Each Restricted Stock Unit entitles the Participant to such number of shares of Common Stock, subject to continued employment, upon vesting as is determined pursuant to Section 2 hereof.

(b)            This Award is being made and granted as a stand-alone award, separate and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan (other than Section 11(i) of the Plan) shall apply to the Agreement and the Restricted Stock Units awarded hereunder as if the Restricted Stock Units had been granted under the Plan, and the Agreement shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference (and any references to the Plan in this Agreement shall solely be interpreted to be references to the substance of the provisions of the Plan so incorporated, but shall not in any way imply or indicate that this Award was granted under the Plan). For the avoidance of doubt, the Restricted Stock Units awarded under this Agreement shall not be counted for purposes of calculating the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan as set forth in Section 4(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

(c)            This Award is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the PSUs shall be interpreted in accordance and consistent with such exemption.

2.	Vesting of Restricted Stock Units.

(a)            Upon the vesting of the Award, as described in this Section and Schedule 1 attached hereto, the Company shall deliver for each Restricted Stock Unit that vests, the number of shares of Common Stock as is determined pursuant to Schedule 1. The Common Stock shall be delivered as soon as practicable following the Vesting Date (as defined in Schedule 1), but in any case within 30 days after such date.

(b)            Subject to Section 2(c) and Section 3, the Restricted Stock Units shall vest in accordance with the terms set forth in Schedule 1 attached hereto.

(c)            Notwithstanding Section 2(b), upon the Participant’s termination of employment, the Award shall become subject to the acceleration of vesting to the extent provided in Schedule 1 attached hereto or under the terms of the Participant’s Severance Agreement, subject to any terms and conditions set forth in the Plan or imposed by the Board (including in Schedule 1 hereto). In this Agreement, “Severance Agreement” as of any date means the severance agreement between Participant and the Company or one of its subsidiaries, as in effect on such date.

3.             Termination of Employment. Subject to Section 2(c) and notwithstanding any other provision of the Plan to the contrary, upon the Participant’s Date of Termination (as defined in the Severance Agreement), the Award, to the extent not yet vested, shall immediately and automatically terminate and be forfeited without consideration, and subject to the Company’s compliance with applicable minimum requirements of applicable employment standards legislation, the Participant waives any claim to damages (whether at common law or otherwise) in respect thereof; provided, however, that the Board may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

4.             No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Participant by operation of law or otherwise.

5.             No Rights to Continued Employment. The granting of this Award evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant.

6.             Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and metrics.

7.             Tax Obligations. As a condition to the granting of the Award and the vesting and settlement thereof, the Participant acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and settlement of an Award. Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting or settlement that number of shares of Common Stock having a fair market value equal to the taxes owed by the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant. The Participant acknowledges that he or she is responsible for reviewing with his or her own tax advisors the federal, state, local and other tax consequences of the transactions contemplated by this Agreement. The Participant acknowledges that he or she is not relying on any statements or representations of the Company or any of its agents.

8.             Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service or, if outside the United States, the local equivalent of the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address he or she most recently provided to the Company.

9.             Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.            Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and the Participant; provided, however, that the Board may amend or alter this Agreement and the Award granted hereunder at any time, subject to the terms of the Plan.

11.            Authority. The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

12.            Successors. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

13.            Entire Agreement. Except as set forth herein, this Agreement and the Plan supersede all prior agreements, whether written or oral and whether express or implied, between the Participant and the Company relating to the subject matter of this Agreement. Notwithstanding the foregoing, to the extent that the Participant has entered into an employment agreement with the Company and the terms noted in such employment agreement are inconsistent with or conflicts with this Agreement, then the terms of the employment agreement will supersede the inconsistent or conflicting terms set forth herein as determined by the Board in accordance with Section 3(a) of the Plan. In all other respects, this Agreement shall remain in full force and effect.

14.            Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any Award until the issuance of a stock certificate to the Participant in respect of such Award.

15.            Erroneously Awarded Compensation. The Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the Award or upon the receipt or resale of shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

16.            Severability. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.            Section 409A.

(a)            This Agreement is intended to comply with or be exempt from Section 409A of the Code (together with the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the Grant Date, “Section 409A”)) and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

(b)            If and to the extent (i) any portion of any payment, compensation or other benefit provided to the Participant pursuant to this Agreement in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(c)            Notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.

18.           Captions. The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

19.           Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will not be binding on either party unless and until signed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

RIBBON COMMUNICATIONS INC.

By:
Bruce McClelland
Chief Executive Officer

Agreed and acknowledged as of the date first above written:

John Townsend

Schedule 1

1.             Performance Period. The performance goal necessary to provide for the vesting of the PSUs will be based on the sustained achievement of certain target volume-weighted average closing prices per share of the Common Stock as set forth in Section 4 below during the four-year period beginning on the Grant Date and ending on the fourth anniversary of the Grant Date (the “Performance Period.”)

2.             Vesting. (a) During the Performance Period, the PSUs shall be eligible to vest in four vesting tranches (each, a “Vesting Tranche”) as set forth in the table below, in each case, based upon (i) satisfaction of the applicable continued service requirement described in Section 3 (the “Continued Service Requirement”) and (ii) achievement of the Target VWAP for such Vesting Tranche described in Section 4 (each, a “Target VWAP Condition”).

Vesting Tranche	Number of PSUs Eligible to Vest / Maximum Number of Shares of Common Stock Received
First Vesting Tranche	93,750
Second Vesting Tranche	83,333
Third Vesting Tranche	75,000
Fourth Vesting Tranche	62,500

(b)  Except as provided below, the number of PSUs subject to a Vesting Tranche shall vest and become exercisable on the later to occur of (i) the date on which the Continued Service Requirement applicable to such Vesting Tranche is satisfied and (ii) the date on which the applicable Target VWAP Condition is achieved, in each case, subject to Participant remaining employed by the Company through such later date (each, a “Vesting Date”).

3.            Continued Service Requirement. (a)  In order to satisfy the Continued Service Requirement for a particular Vesting Tranche, Participant’s Date of Termination must not occur prior to the applicable “End Date” set forth opposite such Vesting Tranche in the table below.

Vesting Tranche	End Date
First Vesting Tranche	First Anniversary of the Grant Date
Second Vesting Tranche	Second Anniversary of the Grant Date
Third Vesting Tranche	Third Anniversary of the Grant Date
Fourth Vesting Tranche	Fourth Anniversary of the Grant Date

(b)  Except as otherwise provided in this Agreement, if Participant’s employment is terminated for any reason prior to the applicable End Date set forth opposite a particular Vesting Tranche in the table above, the PSUs subject to such Vesting Tranche shall be forfeited for no consideration, regardless of whether the applicable Target VWAP Condition had been satisfied with respect to such Vesting Tranche.

4.            Target VWAP Condition. The Target VWAP Condition for a particular Vesting Tranche shall be achieved if, during the Performance Period, the volume-weighted average (“VWAP”) trading Share Price during a period of 60 consecutive calendar days equals or exceeds the Target VWAP Condition set forth opposite such Vesting Tranche in the table below. “Share Price” means, with respect to a share of the Company’s Common Stock, for any day, (i) the closing sale price on the Nasdaq Global Select Market as reported by The Wall Street Journal (or, if not reported thereby, any other authoritative source) or (ii) if the Company’s Common Stock is not listed on the Nasdaq Global Select Market or quoted or admitted to trading on any national securities exchange, the volume-weighted average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

Vesting Tranche	Target VWAP Condition
First Vesting Tranche	$4.00
Second Vesting Tranche	$4.50
Third Vesting Tranche	$5.00
Fourth Vesting Tranche	$6.00

Except as otherwise provided in Section 5 below, if the Target VWAP Condition set forth opposite a particular Vesting Tranche in the table above is not achieved on or prior to the last day of the Performance Period (for avoidance of doubt, by October 15, 2028), the PSUs subject to such Vesting Tranche shall be forfeited for no consideration.

5.            Change in Control. Notwithstanding anything herein to the contrary, (i) in the event that a Change in Control (as defined in the Severance Agreement) that occurs during the Performance Period, the PSUs subject to a Vesting Tranche will be eligible to vest following the Change in Control subject only to the Continued Service Requirement, but only to the extent that (i) the Target VWAP Condition for such Vesting Tranche has been satisfied prior to the date of such Change in Control or (ii) the fair market value per share of the Common Stock as of the consummation of such Change in Control (which, in the event the shares of Common Stock are sold or otherwise acquired in exchange for cash or property, shall equal the fair market value of such cash or property received), as determined by the Company’s Board of Directors in its sole discretion, equals or exceeds the applicable Target VWAP Condition for such Vesting Tranche in connection with such Change in Control, without regard to the 60 consecutive calendar day average requirement set forth in Section 4 and (ii) and any portion of the PSUs that remain unvested following any vesting contemplated by subsection (i) above shall be automatically forfeited for no consideration as of the consummation of such Change in Control.